UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 10, 2007

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)  On October 10, 2007, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Company’s Executive Officers.

(A) At that meeting, the Committee approved the material terms of the Company’s 2008 Annual and Two-Year Bonus Program, which is applicable to each of the Executive Officers. Because the Program is pursuant to the Executive Officer Bonus Plan approved by shareholders in January of 2006, performance-based awards under the Program will be tax deductible under Section 162(m) of the Internal Revenue Code. The material terms of that Program are as follows:

As in previous years, the Program will be comprised of both annual and two-year components. The annual component will still be comprised of two elements: a Company performance piece, based upon targeted earnings per share of the Company (“EPS”), and an individual performance piece. As in previous years, the Program will also include a two-year component designed to drive consistent growth over a multiple year period.

The annual component will again offer a potential payout of from 50 to 165% of the individual’s bonus target, which is a percentage of the individual’s base salary. For the Executive Officers, that percentage ranges from 60% to 100%, as noted under (B) below.  The Company performance piece of the Annual component will continue to comprise 70% of the individual’s bonus target, and the individual performance piece will comprise 30%.  The Company performance piece will continue to be paid out only if threshold targets (equal to final fiscal year 2007 EPS results) are met, with payment at that threshold of 50% of the 70% of the individual’s bonus target. Payment percentages will ratchet up proportionately to 100% of the 70% if the 10% EPS target (set at 10% over fiscal year 2007 results) is achieved, and to 150% of the 70% if the stretch EPS target (set at 20% over fiscal year 2007 results) is achieved. The individual performance element will continue to offer a payout equal to 200% of the 30% of the individual’s bonus target for a "1" rating, 125% of the 30% for a “2” rating, and 50% of the 30% for a "3" rating, with no payouts for ratings below that level.

The two-year component will again be a contingent bonus opportunity which will be created only if the 10% EPS target for fiscal year 2008 is met or exceeded. If the 10% EPS target is met, the opportunity will be equal to 50% of the individual’s bonus target, increasing proportionately to 100% if the stretch EPS target for fiscal year 2008 is met.  The contingent opportunity so created will be reduced by half after the end of fiscal year 2009 if actual EPS results for that year are no greater than fiscal year 2008 results, with payouts proportionately increasing to 100% of the contingent opportunity if the 10% EPS target for EPS for fiscal year 2009 (which will be established by the Committee at the beginning of fiscal year 2009) is met or exceeded. If fiscal year 2009 EPS results are actually less than fiscal year 2008 results, the contingent opportunity will not vest and no payout will be made.

The Committee also approved payment of bonuses in accordance with the 2007 Annual and Long-Term Bonus Program, approved in October, 2006 and approved deferrals of those payments under the terms of the Company's Deferred Compensation Plan.  The Committee also approved continuation of the 25% Match on deferrals into the Energizer Common Stock Unit Fund of that Plan.

(B) At its October 10, 2007 meeting, the Committee also established the annual salaries of the Executive Officers for its 2008 fiscal year. The new annual salaries for the Executive Officers that were Named Executive Officers in the Company’s most recently filed Proxy Statement in connection with its 2007 Annual Meeting of Shareholders, are as follows: Messrs. W. Klein, $825,000, bonus target 100%; J. McClanathan, $475,000, bonus target 80%; D. Sescleifer, $440,000, bonus target 80%; and D. Hatfield, $400,000, bonus target 80%. Annual salaries for the other Executive Officers were in a range from $310,000 to $350,000, and the bonus targets were 60%.

(C) At its October 10, 2007 meeting, the Committee granted a Performance Restricted Stock Equivalent Award Agreement to each of the Executive Officers, as listed on the exhibit to this filing. The material terms of the Performance Restricted Stock Equivalent Award Agreement are as follows:
1.       Award   As of the date of the award, recipients will be credited with restricted Common Stock equivalents which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

    2.           Vesting; Payment  Twenty-five percent of the total Equivalents granted to each recipient will vest on the third anniversary of the date of grant (“Time-Vested Equivalents”). Vesting of the remaining Equivalents granted (the “Performance Equivalents”) is contingent upon achievement of performance targets with respect to the Company’s compound annual growth in earnings per share results ("CAGR") for the period from September 30, 2007 through September 30, 2010 (the “Measurement Period”). With respect to those Equivalents, additional percentages of the total Equivalents granted, as indicated below, will vest on the date that the Company publicly releases earnings results for its 2010 fiscal year (“the Announcement Date”) only if the respective CAGR targets are achieved for the Measurement Period.

CAGR	Additional % Vesting
8%	5%
9%	15%
10%	25%
11%	35%
12%	45%
13%	55%
14%	65%
15% or greater	75%

3.           Acceleration  All unvested Equivalents granted to a recipient will immediately vest upon his or her death or declaration of total and permanent disability. Upon a Change of Control of the Company, all Time-Vested Equivalents will immediately vest. With respect to the Performance Equivalents, if the Change of Control occurs within eighteen (18) months following the date of the award, 25% of the total Equivalents granted will also immediately vest.  If the Change of Control occurs more than eighteen (18) months following the date of this Award Agreement, but before September 30, 2010, the Performance Equivalents which will immediately vest will be the greater of:
        a.           25% of the total Equivalents granted, or
        b.           the percentage of total Equivalents granted which would have vested under paragraph 2 above if the Company’s CAGR on the Announcement Date was the actual annualized CAGR, calculated on a trailing four quarters basis, for the period between September 30, 2007 and the last fiscal quarter end prior to the Change of Control for which Company financial results were publicly disclosed.

4.           Forfeiture    Any portion of the recipient’s restricted stock equivalents that are not vested will be forfeited upon:

        a.           the recipient’s voluntary or involuntary termination;
        b.           a determination by the Committee that the recipient engaged in competition with the Company; or
        c.           a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

    The Agreements also contain non-compete and non-solicitation covenants.

The form of the Performance Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.1.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 10, 2007

EXHIBIT INDEX

Exhibit No.

10.1                             Form of Performance Restricted Stock Equivalent Award
Agreement.